U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2002

                       VOICE MOBILITY INTERNATIONAL, INC.
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                 (Name of Small Business Issuer in its Charter)


           NEVADA                                      33-0777819
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(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)




180-13777 Commerce Parkway, Richmond, British Columbia, Canada       V6V 2X3
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         (Address of Principal Executive Offices)                   (Zip Code)

                                 (604) 482-0000
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                           (Issuer's Telephone Number)

Item 5. Other Events

     On January 4, 2002, Voice Mobility International, Inc. issued a news release announcing that The Company announced has completed two arrangements designed to reduce the number of its common shares outstanding on a fully diluted basis. Voice Mobility and Innovatia Inc., a subsidiary of Aliant Inc. have agreed to renegotiate their LivingLAB agreement and have signed an addendum to that effect. Under the revised three-year agreement, Voice Mobility will pay Innovatia US$1.74 million in the form of a three-year promissory note for the first year's activity. The promissory note is payable in either cash or shares at the option of Voice Mobility, subject to shareholder approval. In connection with the promissory note, the Company has issued 500,000 common shares to Innovatia. The equity value of this issuance, US$132,059, will be deducted from the principal amount owing under the promissory note. Voice Mobility has also completed arrangements with various holders of outstanding warrants to terminate, for no additional consideration, an aggregate of 3,533,334 warrants.

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    Exhibit No                        Exhibits
    ----------                        --------

     99.1 News release of Voice Mobility International, Inc. Dated January 4, 2002.




                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     VOICE MOBILITY INTERNATIONAL, INC.


Date: January 4, 2002                        by: /s/James Hutton
                                           --------------------------
                                           James Hutton
                                           President and Director

                                     EX-99.1
                                  News Release

        VOICE MOBILITY ENHANCES STRATEGIC PARTNERSHIP WITH INNOVATIA INC.

     VANCOUVER, BC, CANADA - January 4, 2002 - Voice Mobility International, Inc. (TSE: VMY, OTCBB: VMII and FWB: VMY), developer of next generation messaging solutions and the Unified Communications software suite, today announced that the Company has completed an arrangement to enhance the second and third year of the existing LivingLAB agreement.

     Voice Mobility and Innovatia Inc., a subsidiary of Aliant Inc. have agreed to renegotiate their LivingLAB agreement and have signed an addendum to that effect. The original year one obligation for Voice Mobility to pay Innovatia $1.74 million will be paid over three years as a promissory note. The promissory note will be payable in either cash or shares at the option of Voice Mobility, subject to shareholder approval. Ongoing negotiations, to be concluded by January 31, 2002 will define the specific terms of reference and development initiatives for years 2 and 3. Payment in years 2 and 3 will be limited to a royalty stream not to exceed 10%. The agreement is subject to final approval by Aliant no later than January 31, 2002.

     "The philosophical difference between the original and revised agreement is to shift from a fee for services model to a variable payment method based on the successful deployment of Voice Mobility's world class enhanced messaging software into Aliant's customer base" said Jay Hutton, Voice Mobility President. In connection with the promissory note, the Company has issued 500,000 common shares to Innovatia at US$0.26 per share, the weighted average trading price over the ten trading days prior to December 28, 2001, the date the shares were issued. The equity value of this issuance, US$132,059, will be deducted from the principal amount owing under the promissory note.

     "Innovatia has provided invaluable support and assistance in creating a world class enhanced messaging product that appeals to the carrier market. A testament to Innovatia's long-term commitment to this relationship was the willingness with which they agreed to dismantle the old agreement and craft a new one rooted in value and mutual benefit. We are now working with Aliant to plan the deployment of the product across the operating territory" said Hutton.

     In addition, effective December 28, 2001, Voice Mobility has completed arrangements with various holders of outstanding warrants to terminate, for no additional consideration, an aggregate of 3,533,334 warrants, thereby reducing the Company's common shares outstanding on a fully diluted basis.

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